QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-165490 on Form S-4 of our reports dated March 1, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Scientific Games Corporation, and the effectiveness of Scientific Games Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, GA
April 23, 2010

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM